Exhibit 10.47

OPEN-END MORTGAGE AND SECURITY AGREEMENT

GRIFFIN LAND & NURSERIES, INC., as Mortgagor

to

DORAL BANK, FSB, as Mortgagee

Dated:	April 28, 2011

Location:	21-25 Griffin Road North
Windsor, Connecticut
Town:	Windsor
County:	Hartford

PREPARED BY AND UPON RECORDATION RETURN TO:

Granoff, Walker & Forlenza, P.C.

747 Third Avenue, Suite 4C

New York, New York 10017

Attention: Lee A. Forlenza, Esq.

Chicago Title Insurance Company

Title No.: CT3467808

OPEN-END MORTGAGE AND SECURITY AGREEMENT

$12,500,000.00

THIS OPEN-END MORTGAGE AND SECURITY AGREEMENT, made as of the 28th day of April, 2011 (hereinafter referred to as this “Mortgage” or this “Security Instrument”), by GRIFFIN LAND & NURSERIES, INC., a Delaware corporation, having an address at One Rockefeller Plaza, Suite 2301, New York, New York 10020 (hereinafter referred to as the “Borrower” or “Mortgagor”), to DORAL BANK, FSB, a Federal savings bank, with an address at 623 Fifth Avenue, New York, New York 10022 (hereinafter referred to as the “Lender” or “Mortgagee”).

RECITALS:

WITNESSETH, that to secure the payment of an indebtedness evidenced by that certain Promissory Note, dated as of the date hereof, in the principal sum of up to Twelve Million Five Hundred Thousand and 00/100 Dollars ($12,500,000.00) lawful money of the United States, as the same may be modified, renewed or extended (the “Note”) which sum, with interest thereon is to be paid by Borrower to Lender in accordance with the terms of the Note and the Loan Agreement (hereinafter defined), and also to secure the payment by Borrower to Lender of all sums expended or advanced by Lender pursuant to any covenant, term or provision of this Mortgage, the Loan Agreement and any other document executed in connection with the Note, the Loan Agreement or this Mortgage (together with the Note, the Loan Agreement and this Mortgage, the “Loan Documents”), and to secure the performance of each covenant, term and provision by Borrower to be performed pursuant to this Mortgage or any other Loan Document, Borrower hereby mortgages to Lender, its successors and assigns, the following described property (collectively, the “Property”) whether now owned or held or hereafter acquired:

(a)           Land. The real property described in Exhibit A attached hereto and made a part hereof (the “Land”);

(b)           Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (the “Improvements”);

(c)           Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, courtesy and rights of courtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

(d)           Fixtures and Personal Property.   All machinery, equipment, fixtures (including,

but not limited to, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Land and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation and occupancy of the Land and the Improvements (collectively, the “Personal Property”), except to the extent such Personal Property is owned by tenants under Leases (as hereinafter defined), and the right, title and interest of Borrower in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the “Uniform Commercial Code”), superior in lien to the lien of this Security Instrument and all proceeds and products of the above;

(e)           Leases and Rents. All leases, subleases and other agreements affecting the use, enjoyment or occupancy of the Land or the Improvements heretofore or hereafter entered into and all extensions, amendments and modifications thereto, whether before or after the filing by or against Borrower of any petition for relief under 11 U.S.C. §101 et seq., as the same may be amended from time to time (the “Bankruptcy Code”) (collectively, the “Leases”) and all right, title and interest of Borrower, its successors and assigns therein and thereunder, including, without limitation, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land and the Improvements whether paid or accruing before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code (collectively, the “Rents”) and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt (as defined in Section 2.2);

(f)            Condemnation Awards. All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

(g)           Insurance Proceeds. All proceeds of and any unearned premiums on any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property;

(h)           Tax Certiorari. All refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction;

(i)            Conversion. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing including, without limitation, proceeds of insurance and condemnation awards, into cash or liquidation claims;

(j)             Rights. The right, in the name and on behalf of Borrower, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Lender in the Property;

(k)           Contracts. All contracts with property managers, surveyors, real estate advisors and consultants, real estate brokers, and other like agents and professionals that relate to any of the Land or any improvements constructed or to be constructed on the Land, and all maps, reports, surveys and studies of or relating to any of the Land or any improvements constructed or to be constructed on the Land, now or hereafter in the possession of Borrower or any such agent or professional; and

(l)            Other Rights. Any and all other rights of Borrower in and to the items set forth in Subsections (a) through (k) above.

ARTICLE 1— GRANTS OF SECURITY

Section 1.1 ASSIGNMENT OF RENTS. Borrower hereby absolutely and unconditionally assigns to Lender Borrower’s right, title and interest in and to all current and future Leases and Rents; it being intended by Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of this Section 1.1 and Section 3.7, Lender grants to Borrower a revocable license to collect and receive the Rents. Borrower shall hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Debt, for use in the payment of such sums.

Section 1.2 SECURITY AGREEMENT; FINANCING STATEMENT. This Security Instrument is both a real property mortgage and a “security agreement” within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property. By executing and delivering this Security Instrument, Borrower hereby grants to Lender, as security for the Obligations (as defined in Section 2.4), a security interest in the Personal Property to the full extent that the Personal Property may be subject to the Uniform Commercial Code. This Security Instrument shall serve as a financing statement with respect to the property described in Subsection (b) and Subsection (d) in the Recitals hereinabove pursuant to Section 9-402(6) of The Uniform Commercial Code.

Section 1.3 PLEDGE OF MONIES HELD. Borrower hereby pledges to Lender any and all monies now or hereafter held by Lender, including, without limitation, any sums deposited in the Escrow Fund (as defined in Section 3.4), Net Proceeds (as defined in Section 4.1) and condemnation awards or payments described in Section 3.6, as additional security for the Obligations until expended or applied as provided in this Security Instrument.

CONDITIONS TO GRANT

TO HAVE AND TO HOLD the above granted and described Property unto and to the use and benefit of Lender, and the successors and assigns of Lender, forever;

PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall well and truly pay to Lender the Debt at the time and in the manner provided in the Note, the Loan Agreement and this Security Instrument, shall well and truly perform the Other Obligations as set forth in this Security Instrument and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Note and Loan Agreement, these presents and the estate hereby granted shall cease, terminate and be void.

ARTICLE 2 —DEBT AND OBLIGATIONS SECURED

Section 2.1 WAIVER. Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest and non-payment and all other notices of any kind. No release of any security for the Debt or extension of time for payment of the Note or any installment thereof, and no alteration, amendment or waiver of any provision of the Note, this Security Instrument or the Other Security Documents (as defined in Section 3.2) made by agreement between Lender or any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other person or entity who may become liable for the payment of all or any part of the Debt, under the Note, the Loan Agreement, this Security Instrument or the Other Security Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in the Note, the Loan Agreement, this Security Instrument or the Other Security Documents. If Borrower is a partnership, the agreements herein contained shall remain in force and applicable, notwithstanding any changes in the individuals comprising the partnership, and the term “Borrower,” as used herein, shall include any alternate or successor partnership, but any predecessor partnership and their partners shall not thereby be released from any liability. If Borrower is a corporation, the agreements contained herein shall remain in full force and applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation, and the term “Borrower” as used herein, shall include any alternative or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder. (Nothing in the foregoing sentence shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such partnership which may be set forth in this Security Instrument or any Other Security Document.)

Section 2.2 DEBT. This Security Instrument and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the following, in such order of priority as Lender may determine in its sole discretion (collectively, the “Debt” or the “Loan”):

(a)           the payment of the indebtedness evidenced by the Note in lawful money of the United States of America;

(b)           the payment of interest, default interest, late charges and other sums, as provided in the Note, the Loan Agreement, this Security Instrument or the Other Security Documents;

(c)           the payment of all other moneys agreed or provided to be paid by Borrower in the Note, the Loan Agreement, this Security Instrument or the Other Security Documents;

(d)           the payment of all sums advanced pursuant to this Security Instrument to protect and preserve the Property and the lien and the security interest created hereby; and

(e) the payment of all sums advanced and costs and expenses incurred by Lender in connection with the Debt or any part thereof, any renewal, extension, or change of or substitution for the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender.

Section 2.3 OTHER OBLIGATIONS. This Security Instrument and the grants, assignments and transfers made in Article I are also given for the purpose of securing the following (the “Other Obligations”):

(a)          the performance of all other obligations of Borrower contained herein;

(b)         the performance of each obligation of Borrower contained in any other agreement given by Borrower to Lender which is for the purpose of further securing the obligations secured hereby, and any amendments, modifications and changes thereto; and

(c)          the performance of each obligation of Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of the Note, the Loan Agreement, this Security Instrument or the Other Security Documents.

Section 2.4 DEBT AND OTHER OBLIGATIONS. Borrower’s obligations for the payment of the Debt and the performance of the Other Obligations shall be referred to collectively below as the “Obligations.”

Section 2.5 PAYMENTS. Unless payments are made in the required amount in immediately available funds at the place where the Note is payable, remittances in payment of all or any part of the Debt shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Lender in funds immediately available at the place where the Note is payable (or any other place as Lender, in Lender’s sole discretion, may have established by delivery of written notice thereof to Borrower) and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default (as defined in Section 9.1).

ARTICLE 3 - BORROWER COVENANTS

Borrower covenants and agrees that:

Section 3.1      PAYMENT OF DEBT. Borrower will pay the Debt at the time and in the manner provided in the Note, the Loan Agreement and in this Security Instrument.

Section 3.2      INCORPORATION BY REFERENCE. All the covenants, conditions and agreements contained in (a) the Note and (b) all and any of the documents other than the Note, the

Loan Agreement or this Security Instrument now or hereafter executed by Borrower or others and by or in favor of Lender, which wholly or partially secure or guaranty payment of the Note (the “Other Security Documents”), are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

Section 3.3           INSURANCE.

(a)           Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the following coverages:

(i)            comprehensive all risk insurance on the Improvements and the Personal Property, in each case (A) in an amount equal to 100% of the “Full Replacement Cost,” which for purposes of this Security Instrument shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings), but the amount shall in no event be less than the outstanding principal balance of the Note; and (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions;

(ii)           commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance to be on the so-called “occurrence” form with a combined single limit of not less than $1,000,000.00 and $2,000,000.00 in the aggregate;

(iii)          if any portion of the Improvements is at any time located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law (the “Flood Insurance Acts”), flood hazard insurance in an amount equal to the lesser of (A) the principal balance of the Note, or (B) the maximum limit of coverage available for the Property under the Flood Insurance Acts;

(iv)         At all times that the Note is outstanding, Borrower shall maintain insurance with respect to the Land and the Improvements against such risks and for such amounts as are customarily insured against by businesses of like size and type paying, as the same become due and payable, all premiums in respect thereto, including, but not limited to:

(a)   Boiler and machinery insurance covering physical damage to the Improvements and to the major components of any central heating, air conditioning or ventilation systems and such other equipment as Lender shall designate.

(b)    Workers’ compensation insurance, disability benefits insurance, and such other form of insurance which the Borrower is required by law to provide, covering loss resulting from injury, sickness, disability or death of employees of Borrower who are located at or assigned to the Land.

(c)     Insurance protecting Borrower and Lender against loss or losses from liabilities imposed by law or assumed in any written contract and arising from personal injury and death or damage to the property of others caused by accident or occurrence, in such amounts as may be designated from time to time by Lender, excluding liability imposed upon the

Borrower by any applicable workers’ compensation law, or such other amounts as may be required in writing by the Lender; and a blanket excess liability policy in an amount reasonably satisfactory to the Lender protecting Borrower and Lender against any loss or liability or damage for personal injury or property damage.

(v) such other insurance and in such amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.

(b)             All insurance provided for in Subsection (a) hereof shall be obtained under valid and enforceable policies (the “Policies” or in the singular, the “Policy”), in such forms and, from time to time after the date hereof, in such amounts as may from time to time be satisfactory to Lender, issued by financially sound and responsible insurance companies authorized to do business in the state in which the Property is located and approved by Lender. The insurance companies must have a general policy rating of A or better and a financial class of VI or better by A.M. Best Company, Inc., and if there are any Securities (as defined in Section 17.1 below) issued which have been assigned a rating by a credit rating agency approved by Lender (a “Rating Agency”), the insurance company shall have a claims paying ability rating by such Rating Agency of not lower than one rating category below the highest rating at any time assigned to the Securities, but in no event less than BBB by Standard & Poor’s Corp. or such comparable rating by such other Rating Agency (each such insurer shall be referred to below as a “Qualified Insurer”). Not less than two (2) days prior to the expiration dates of the Policies theretofore furnished to Lender pursuant to Subsection 3.3(a), certified copies of the Policies marked “premium paid” or accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the “Insurance Premiums”), shall be delivered by Borrower to Lender; provided, however, that in the case of renewal Policies, Borrower may furnish Lender with binders therefor to be followed by the original Policies when issued.

(c)           Borrower shall not obtain (i) any umbrella or blanket liability or casualty Policy unless, in each case, Lender’s interest is included in such Policy as provided in Subsection 3.3(d) hereof, with respect to each individual property address in connection with the Property, the individual coverage amounts are listed in such Policy for each individual property address in connection with the Property and such Policy is issued by a Qualified Insurer, or (ii) separate insurance concurrent in form or contributing in the event of loss with that required in Subsection 3.3(a) to be furnished by, or which may be reasonably required to be furnished by, Borrower. In the event Borrower obtains separate insurance or an umbrella or a blanket Policy, Borrower shall notify Lender of the same and shall cause certified copies of each Policy to be delivered as required in Subsection 3.3(a). Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Subsection 3.3(a).

(d)           All Policies of insurance provided for or contemplated by Subsection 3.3(a) shall name Borrower as the insured and Lender as mortgagee or additional insured, as their respective interests may appear, and in the case of property damage, and flood insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

(e)           All Policies of insurance provided for in Subsection 3.3(a) shall contain clauses or endorsements to the effect that:

(i)            no act or negligence of Borrower, or anyone acting for Borrower, or of any tenant under any Lease or other occupant, or failure to comply with the provisions of any Policy which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

(ii)           the Policy shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least 30 days’ written notice to Lender and any other party named therein as an insured;

(iii)          each Policy shall provide that the issuers thereof shall give written notice to Lender if the Policy has not been renewed thirty (30) days prior to its expiration; and

(iv)          Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

(f)              If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate, and all expenses incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by this Security Instrument and shall bear interest in accordance with Section 9.3 hereof.

(g)             If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, Borrower shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute the completion of the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such fire or other casualty, with such alterations as may be approved by Lender (the “Restoration”) and otherwise in accordance with Section 4.1 of this Security Instrument. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance.

Section 3.4           PAYMENT OF TAXES AND ESCROW FUND.

(a)           Borrower shall: (i) pay, when due, all real estate taxes, water charges and sewer rents, and (ii) furnish to Lender, promptly after payment of the same, certificates, receipts or other evidence satisfactory to Lender of such payment.

(b)           Provided an Event of Default has occurred, which Event of Default was not (1) the direct result of any condemnation or eminent domain proceeding, or (2) a breach of a specific covenant hereunder due solely to a breach by a lessee under a Lease, Lender may require Borrower, upon ten (10) days notice to Borrower, to pay to Lender, on the first day of each calendar month: (i) one-twelfth of an amount which would be sufficient to pay the annual real estate taxes, water charges and sewer rents payable, or estimated by Lender to be payable, during the next ensuing twelve (12) months, and (ii) one-twelfth of an amount which would be sufficient to pay the fire and extended coverage premiums due for the renewal of the coverage afforded by the Policies upon the expiration thereof (the amounts in (i) and (ii) above shall be called the “Escrow Fund”).

(c)           All sums deposited into the Escrow Fund shall be held by Lender without interest for the purposes of paying such real estate taxes, water charges, sewer rents or insurance premiums. The sums deposited with Lender for this purpose may be adjusted from time to time, either upward or downward, in the event that the estimated amount shall prove to be more or less than the actual amount required to be paid by the Borrower on the next ensuing due date. If at any time during the term of the Loan (or, if applicable, during the extended term of the Loan), advances are made by Lender, its successor or assigns, on behalf of Borrower, a service fee of two percent (2%) per month will be levied on any amount advanced until the advance is repaid.

(d)           The Escrow Fund and the payments of interest or principal or both, payable pursuant to the Note shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Lender will apply the Escrow Fund to payments of real estate taxes, water charges, sewer rents and Insurance Premiums required to be made by Borrower pursuant to Sections 3.3 and 3.4 hereof. If the amount of the Escrow Fund shall exceed the amounts due for taxes and Insurance Premiums pursuant to Sections 3.3 and 3.4 hereof, Lender shall, in its discretion, return any excess to Borrower or credit such excess against future payments to be made to the Escrow Fund. In allocating such excess, Lender may deal with the person shown on the records of Lender to be the owner of the Property. If the Escrow Fund is not sufficient to pay the items set forth in (i) and (ii) above, Borrower shall promptly pay to Lender, upon demand, an amount which Lender shall estimate as sufficient to make up the deficiency. The Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Lender. No earnings or interest on the Escrow Fund shall be payable to Borrower.

(e)           Borrower agrees to notify Lender immediately of any changes to the amounts, schedules and instructions for payment of any real estate taxes, water charges, sewer rents and Insurance Premiums of which it has or obtains knowledge and authorizes Lender or its agent to obtain the bills for taxes directly from the appropriate taxing authority.

Section 3.5            [Intentionally omitted].

Section 3.6 CONDEMNATION. Borrower shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note, the Loan Agreement and in this Security Instrument and the Debt shall not be reduced until any award or payment therefor shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award interest at the rate or rates provided herein or in the Note. Lender may apply any award or payment to the reduction or discharge of the Debt whether or not then due and payable. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the award or payment, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the award or payment, or a portion thereof sufficient to pay the Debt.

Section 3.7           OCCUPANCY BY BORROWER; LEASES AND RENTS.

(a)           After the date hereof, Borrower shall not enter into any Lease for 25,000 or more square feet (hereinafter a “Major Lease”) or any modification, renewal or amendment of a Major Lease without Lender’s prior written approval of the terms and conditions thereof. Notwithstanding the foregoing, during any period when Borrower fails to maintain the required net operating income as set forth in Section 9(a) of the Loan Agreement, Borrower shall not enter into any Lease or any modification, renewal or amendment of any Lease without Lender’s prior written approval of the terms and conditions thereof. Borrower shall furnish Lender with executed copies of all Leases and all modifications, renewals or amendments thereto within thirty (30) days following execution of such Lease or such modification, renewal or amendment. In addition, all renewals of Leases and all proposed Leases shall provide for rental rates and terms comparable to existing local market rates and terms and shall be arms-length transactions with bona fide, independent third party tenants. All Leases shall provide that they are subordinate to this Security Instrument and that the lessee agrees to attorn to Lender. Borrower (i) shall observe and perform all the obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to impair the value of any of the Leases as security for the Debt; (ii) shall promptly send copies to Lender of all notices of default which Borrower shall send or receive thereunder; (iii) shall not collect any of the Rents more than one (1) month in advance; and (iv) shall not execute any other assignment of the lessor’s interest in any of the Leases or the Rents.

(b)           Provided an Event of Default has occurred, Borrower shall promptly deposit with Lender any and all monies representing security deposits under the Leases (the “Security Deposits”), whether or not Borrower actually received such monies. Borrower shall also provide Lender with the names of all tenants, their social security numbers or tax identification numbers and the amount of security being held for each tenant. Subject to the terms of this Subsection, Lender shall hold the Security Deposits in accordance with the terms of the respective Lease, and shall only release the Security Deposits in order to return a tenant’s Security Deposit to such tenant if such tenant is entitled to the return of the Security Deposit under the terms of the Lease and is not otherwise in default under the Lease. To the extent required by Applicable Laws (as defined in Section 3.10), Lender shall hold the Security Deposits in an interest bearing account selected by Lender in its sole discretion. In the event Lender is not permitted by Applicable Law to hold the Security Deposits, Borrower shall deposit the Security Deposits into a segregated interest bearing account with a federally insured institution as approved by Lender.

Section 3.8 MAINTENANCE OF PROPERTY. Borrower shall cause the Property to be maintained in a good and safe condition and repair. The Improvements and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Personal Property) without the prior written consent of Lender. Borrower shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any proceeding of the character referred to in Section 3.6 hereof and shall complete and pay for any structure at any time in the process of construction or repair on the Land. Borrower shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or pen-nit the nonconforming use to be discontinued or abandoned without the express written consent of Lender.

Section 3.9 WASTE. Borrower shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way impair the value of the Property or the security of this Security Instrument. Borrower will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.

Section 3.10 COMPLIANCE WITH LAWS. Borrower shall promptly comply with all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations or court orders affecting or which may be interpreted to affect the Property, or the use thereof (“Applicable Laws”). Borrower shall from time to time, upon Lender’s request, provide Lender with evidence satisfactory to Lender that the Property complies with all Applicable Laws or is exempt from compliance with Applicable Laws. Borrower shall give prompt notice to Lender of the receipt by Borrower of any notice related to a violation of any Applicable Laws and of the commencement of any proceedings or investigations which relate to compliance with Applicable Laws.

Section 3.11 BOOKS AND RECORDS.

(a)           Borrower and any Guarantors (as defined in Subsection 9.1(f)), if any, and Indemnitor(s) (as defined in Subsection 9.1(q)), if any, shall keep adequate books and records of account in accordance with generally accepted accounting principles (“GAAP”), or in accordance with other methods acceptable to Lender in its sole discretion, consistently applied. Lender shall have the right from time to time upon reasonable prior notice during normal business hours to examine such books, records and accounts at the office of Borrower and to make copies or extracts thereof as Lender shall desire.

(b)           Borrower will furnish Lender, all in accordance with generally accepted accounting principles, consistently applied (“GAAP”) during the term of the Loan: (i) within fifteen (15) days after Borrower files its Form 10-K with the Securities and Exchange Commission, or any successor agency or commission thereto, audited consolidated financial statements of Borrower, including, but not limited to, balance sheets, income statements and cash flow statements for Borrower’s respective fiscal year (or calendar year, if applicable), audited by McGladrey & Pullen, LLP, Borrower’s independent certified public accountant (“McGladrey”), which such financial statements and information shall indicate no material adverse change from such statements and information provided to Lender in connection with the application of the Loan. Notwithstanding the foregoing, upon Lender’s written request, Borrower shall retain other independent certified public accountants acceptable to Lender, in its reasonable discretion, to prepare such financial statements if Lender determines, in its reasonable discretion, that McGladrey is no longer acceptable to Lender; (ii) promptly following Lender’s request: (a) a “rent roll,” so-called, stating with respect to each Lease the name of the tenant, the rent paid by such tenant, the date to which such rent is paid, the date on which such tenant’s leasehold interest terminates and the security deposit required under the respective Lease from each such tenant (the “Rent Roll”), and (b) a written confirmation from Borrower as to the status of any Lease or any extension thereof, and the Rent Roll, confirmation and information certified to by an officer of Borrower as being true, complete and accurate, which the Rent Roll, confirmation and information shall indicate that there has been no material adverse change from the Rent Roll, confirmation, if any, or information provided to Lender in connection with the application of the Loan; and (iii) within ninety (90) days of the end of each fiscal year of Borrower, annual financial information statements for the Property, including, but not limited to, income and expense statements, a statement of operations, and a cash flow statement and such statements and information certified to by an officer of Borrower as being true, complete and accurate, which such statements and information shall indicate that there has been no material adverse change from the statements and information provided to Lender in connection with the application of the Loan; and (iv) within a reasonable period of time and from time to time, such other financial data or information with respect to the Borrower, the Property or any Guarantor, if any, as may be reasonably requested by Lender from time to time.

Section 3.12 PAYMENT FOR LABOR AND MATERIALS. Borrower will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property and never permit to exist beyond the due date thereof in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests hereof, except for the Permitted Exceptions (as defined below).

Section 3.13 PERFORMANCE OF OTHER AGREEMENTS. Borrower shall observe and perform each and every term to be observed or performed by Borrower pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Property, or given by Borrower to Lender for the purpose of further securing an Obligation and any amendments, modifications or changes thereto.

ARTICLE 4 - RESTORATION

Section 4.1            RESTORATION.

(a)             If the Net Proceeds (as defined below) shall be less than $75,000 and the costs of completing the Restoration shall be less than $75,000, the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Subsection 4.1(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Security Instrument.

(b)             If the Net Proceeds are equal to or greater than $75,000 or the costs of completing the Restoration is equal to or greater than $75,000, Lender shall make the net amount of all insurance proceeds received by Lender pursuant to Subsection 3.3(a) of this Security Instrument as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting the same (the “Net Proceeds”) available for the Restoration in accordance with the provisions of this Subsection 4.1(b).

(i)              The Net Proceeds shall be made available to Borrower for the Restoration provided that each of the following conditions are met:

(A)          no Event of Default shall have occurred and be continuing under the Note, the Loan Agreement, this Security Instrument or any of the Other Security Documents;

(B)           [intentionally omitted];

(C)           Borrower or the tenant subsidiary, if any, will continue to utilize the Property following Restoration and covenants and agrees with Lender to do so (upon the same terms and conditions as existed prior to the fire or other casualty) prior to receipt of the Net Proceeds;

(D)          Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than thirty (30) days after such damage or destruction occurs) and shall diligently pursue the same to satisfactory completion;

(E)          Lender shall be satisfied that any operating deficits, which will be incurred with respect to the Property as a result of the occurrence of any such fire or other casualty will be covered out of (1) the Net Proceeds, or (2) by other funds of Borrower;

(F)          Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) three (3) months prior to the Maturity Date (as defined in the Loan Agreement) or the Extended Maturity Date (as defined in the Loan Agreement), as the case may be, (2) nine (9) months after the occurrence of such fire or other casualty or (3), such time as may be required under applicable zoning law, ordinance, rule or regulation in order to repair and restore the Property to the condition it was in immediately prior to such fire or other casualty;

(G)         Borrower shall execute and deliver to Lender a completion guaranty in form and substance satisfactory to Lender and its counsel pursuant to the provisions of which Borrower shall guaranty to Lender the lien-free completion by Borrower of the Restoration in accordance with the provisions of this Subsection 4.1(b);

(H)         the Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable zoning laws, ordinances, rules and regulations; and

(I)           the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable governmental laws, rules and regulations (including, without limitation, all applicable Environmental Laws (as defined below).

(ii)                The Net Proceeds shall be held by Lender and, until disbursed in accordance with the provisions of this Subsection 4.1(b), shall constitute additional security for the Obligations. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property arising out of the Restoration which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company insuring the lien of this Security Instrument.

(iii)          All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the “Casualty Consultant”), whose fees are to be paid out of Net Proceeds.

(iv)          In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus an amount equal to 10% of the costs actually incurred for work in place as part of the Restoration.

(v)           Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(vi)          If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Subsection 4.1(b) shall constitute additional security for the Obligations.

(vii)         The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Subsection 4.1(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under the Note, the Loan Agreement, this Security Instrument or any of the Other Security Documents.

(c)             All Net Proceeds not required hereunder to be made available for the Restoration may be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its discretion shall deem proper. If Lender shall receive and retain Net Proceeds, the lien of this Security Instrument shall be reduced only by the amount thereof received and retained by Lender and actually applied by Lender in reduction of the Debt.

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender that:

Section 5.1 WARRANTY OF TITLE. Borrower has good title to the Property and has the right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the same and that Borrower possesses an unencumbered fee simple absolute estate in the Land and the Improvements and that it owns the Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions shown in the title insurance policy insuring the lien of this Security Instrument (the “Permitted Exceptions”). Borrower shall forever warrant, defend and preserve the title and the validity and priority of the lien of this Security Instrument and shall forever warrant and defend the same to Lender against the claims of all persons whomsoever.

Section 5.2 AUTHORITY.  Borrower (and the undersigned representative of

Borrower, if any) has full power, authority and legal right to execute this Security Instrument, and to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the Property pursuant to the terms hereof and to keep and observe all of the terms of this Security Instrument on Borrower’s part to be performed. Borrower (a) is duly organized, validly existing and in good standing under the laws of its state of organization or incorporation; (b) is duly qualified to transact business and is in good standing in the State where the Property is located; and (c) has all necessary approvals, governmental and otherwise, and full power and authority to own the Property and carry on its business as now conducted and proposed to be conducted. Borrower now has and shall continue to have the full right, power and authority to operate and lease the Property, to encumber the Property as provided herein and to perform all of the other obligations to be performed by Borrower under the Note, the Loan Agreement, this Security Instrument and the Other Security Documents.

Section 5.3            STATUS OF PROPERTY.

(a)            No portion of the Improvements is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the Flood Insurance Acts or, if any portion of the Improvements is located within such area, Borrower has obtained and will maintain the insurance prescribed in Section 3.3 hereof.

(b)           Borrower has obtained all necessary certificates, licenses and other approvals, governmental and otherwise, necessary for the operation of the Property and the conduct of its business and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification.

(c)           The Property and the present and contemplated use and occupancy thereof are or shall be in full compliance with all applicable zoning ordinances, building codes, land use and environmental laws and other similar laws.

(d)          The Property is served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and the Property has accepted or is equipped to accept such utility service.

(e)             All public roads and streets necessary for service of and access to the Property for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public.

(f)              The Property is served by public water and sewer systems.

(g)             The Property is free from damage caused by fire or other casualty.

(h)             Borrower has paid in full for, and is the owner of, all furnishings, fixtures and equipment (other than tenants’ property) used in connection with the operation of the Property, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created hereby.

(i)              All liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in compliance with all Applicable

Laws.

Section 5.4 NOFOREIGN PERSON. Borrower is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended and the related Treasury Department regulations, including temporary regulations.

Section 5.5 SEPARATE TAX LOT. The Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Property or any portion thereof.

Section 5.6 LEASES. (a) Borrower is the sole owner of the entire lessor’s interest in the Leases; (b) the Leases are valid and enforceable and in full force and effect; (c) all of the Leases are arms-length agreements with bona fide, independent third parties; (d) no party under any Lease is in default; (e) all Rents due have been paid in full, except as set forth in the Rent Roll; (f) the terms of all alterations, modifications and amendments to the Leases are reflected in the certified occupancy statement delivered to and approved by Lender; (g) none of the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated; (h) none of the Rents have been collected for more than one (1) month in advance; (i) the premises demised under the Leases have been completed and the tenants under the Leases have accepted the same and have taken possession of the same on a rent-paying basis; (j) there exist no offsets or defenses to the payment of any portion of the Rents; (k) no Lease contains an option to purchase, right of first refusal to purchase, or any other similar provision; (l) no person or entity has any possessory interest in, or right to occupy, the Property except under and pursuant to a Lease; (m) each Lease is subordinate to this Security Instrument, either pursuant to its terms or a recorded subordination agreement; and (n) no Lease has the benefit of a non-disturbance agreement, except those entered into on or about the date hereof with Lender in connection with the Loan.

Section 5.7             FINANCIAL CONDITION.

(a) (i) Borrower is solvent, and no bankruptcy, reorganization, insolvency or similar proceeding under any state or federal law with respect to Borrower has been initiated, and (ii) Borrower has received reasonably equivalent value for the granting of this Security Instrument.

(b) No petition in bankruptcy has ever been filed by or against Borrower, any Guarantor, any Indemnitor or any related entity, or any principal, general partner or member thereof, in the last seven (7) years, and neither Borrower, any Guarantor, any Indemnitor nor any related entity, or any principal, general partner or member thereof, in the last seven (7) years has ever made any assignment for the benefit of creditors or taken advantage of any insolvency act or any act for the benefit of debtors.

ARTICLE 6 - FURTHER ASSURANCES

Section 6.1 RECORDING OF SECURITY INSTRUMENT, ETC. Borrower forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument and any of the Other Security Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Property. Borrower will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment or recording of the Note, the Loan Agreement, this Security Instrument, the Other Security Documents, any note or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

Section 6.2 FURTHER ACTS, ETC. Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the Property and rights hereby mortgaged, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all Applicable Laws. Borrower, on demand, will execute and deliver and hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Lender in the Property. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including, without limitation, such rights and remedies available to Lender pursuant to this Section 6.2

Section 6.3              CHANGES IN TAX, DEBT CREDIT AND DOCUMENTARY STAMP LAWS.

(a)           If any law is enacted or adopted or amended after the date of this Security Instrument which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender’s interest in the Property, Borrower will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury, then Lender shall have the option by written notice of not less than ninety (90) days to declare the Debt immediately due and payable.

(b)           Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or the Debt. If such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable.

(c)           If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, the Loan Agreement, this Security Instrument, or any of the Other Security Documents or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.

Section 6.4            SNDA AND ESTOPPEL CERTIFICATES.

(a)             After request by Lender, Borrower, within ten (10) days, shall furnish Lender or any proposed assignee with a statement, duly acknowledged and certified by Borrower, setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the rate of interest of the Note, (iv) the terms of payment and maturity date of the Note, (v) the date installments of interest or principal were last paid, (vi) that, except as provided in such statement, there are no defaults or events which with the passage of time or the giving of notice or both, would constitute an event of default under the Note, the Loan Agreement or this Security Instrument, (vii) that the Note, the Loan Agreement and this Security Instrument are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification, (viii) whether any offsets or defenses exist against the obligations secured hereby and, if any are alleged to exist, a detailed description thereof, (ix) that all Leases are in full force and effect and have not been modified (or if modified, setting forth all modifications), (x) the date to which the Rents thereunder have been paid pursuant to the Leases, (xi) whether or not, to the best knowledge of Borrower, any of the lessees under the Leases are in default under the Leases, and, if any of the lessees are in default, setting forth the specific nature of all such defaults, (xii) the amount of security deposits held by Borrower under each Lease and that such amounts are consistent with the amounts required under each Lease, and (xiii) as to any other matters reasonably requested by Lender and reasonably related to the Leases, the obligations secured hereby, the Property or this Security Instrument.

(b)           Borrower shall deliver to Lender, promptly upon request, duly executed estoppel certificates from any one or more lessees as required by Lender attesting to such facts regarding the Lease as Lender may require, including, but not limited to, attestations that each Lease covered thereby is in full force and effect with no defaults thereunder on the part of any party, that none of the Rents have been paid more than one month in advance, and that the lessee claims no defense or offset against the full and timely performance of its obligations under the Lease.

(c)           Upon any transfer or proposed transfer contemplated by Section 17.1 hereof, at Lender’s written request, Borrower, any Guarantors and any Indemnitor(s) shall provide an estoppel certificate to the Investor (as defined in Section 17.1) or any prospective Investor in such form, substance and detail as Lender, such Investor or prospective Investor may require.

Section 6.5 SPLITTING OF SECURITY INSTRUMENT. This Security Instrument and the Note shall, at any time until the same shall be fully paid and satisfied, at the sole election of Lender, be split or divided into two or more notes and two or more security instruments, each of which shall cover all or a portion of the Property to be more particularly described therein. To that end, Borrower, upon written request of Lender, shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered by the then owner of the Property, to Lender or its designee or designees substitute notes and security instruments in such principal amounts, aggregating not more than the then unpaid principal amount of this Security Instrument, and containing terms, provisions and clauses similar to those contained herein and in the Note, and such other documents and instruments as may be required by Lender.

Section 6.6 REPLACEMENT DOCUMENTS. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note, the Loan Agreement or any Other Security Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note, Loan Agreement or Other Security Document, Borrower will issue, in lieu thereof, a replacement Note, Loan Agreement or Other Security Document, dated the date of such lost, stolen, destroyed or mutilated Note, Loan Agreement or Other Security Document in the same principal amount thereof and otherwise of like tenor.

ARTICLE 7 - DUE ON SALE/ENCUMBRANCE

Section 7.1 LENDER RELIANCE. Borrower acknowledges that Lender has examined and relied on the experience of Borrower and its directors, members, general partners, principals and (if Borrower is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to make the loan secured hereby, has relied on the covenant of Borrower contained in Section 3.7(a) hereof, and will continue to rely on Borrower’s ownership and occupancy of the Property as a means of maintaining the value of the Property as security for repayment of the Debt and the performance of the Other Obligations. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the repayment of the Debt or the performance of the Other Obligations, Lender can recover the Debt by a sale of the Property.

Section 7.2 NO SALE/ENCUMBRANCE AND SUBORDINATE FINANCING. Borrower agrees that Borrower shall not, without the prior written consent of Lender, (i) sell, convey, mortgage, grant, bargain, encumber, pledge, assign, or otherwise transfer the Property or any part thereof or permit the Property or any part thereof to be sold, conveyed, mortgaged, granted, bargained, encumbered, pledged, assigned, or otherwise transferred and (ii) permit any subordinate financing or any other form of lien or encumbrance placed on the Property which is not removed or bonded within sixty (60) days after such filing.

Section 7.3             SALE/ENCUMBRANCE DEFINED. A sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer within the meaning of this Article 7 shall be deemed to include, but not limited to, (a) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (b) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents; (c) if Borrower, any Guarantor,

any Indemnitor, or any general or limited partner or member of Borrower, any Guarantor or any Indemnitor is a corporation, the voluntary or involuntary sale, conveyance, transfer or pledge of such corporation’s stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock by which an aggregate of more than 35% of such corporation’s stock shall be vested in a party or parties who are not now stockholders; (d) if Borrower, any Guarantor or any Indemnitor or any general or limited partner or member of Borrower, any Guarantor or any Indemnitor is a limited or general partnership or joint venture, the change, removal or resignation of a general partner or managing partner or the transfer or pledge of the partnership interest of any general partner or managing partner or any profits or proceeds relating to such partnership interest or the voluntary or involuntary sale, conveyance, transfer or pledge of limited partnership interests (or the limited partnership interests of any limited partnership directly or indirectly controlling such limited partnership by operation of law or otherwise) or the creation or issuance of new limited partnership interests, by which an aggregate of more than 10% of such limited partnership interests are held by parties who are not currently limited partners; and (e) if Borrower, any Guarantor, any Indemnitor or any general or limited partner or member of Borrower, any Guarantor or any Indemnitor is a limited liability company, the change, removal or resignation of a managing member or the transfer of the membership interest of any managing member or any profits or proceeds relating to such membership interest or the voluntary or involuntary sale, conveyance, transfer or pledge of membership interests (or the membership interests of any limited liability company directly or indirectly controlling such limited liability company by operation of law or otherwise) or the creation or issuance of new membership interests, by which an aggregate of more than 10% of such membership interests are held by parties who are not currently members.

Section 7.4 LENDER’S RIGHTS. Lender reserves the right to condition the consent required hereunder upon a modification of the terms hereof and on assumption of the Note, the Loan Agreement, this Security Instrument and the Other Security Documents as so modified by the proposed transferee, payment of a transfer fee of not less than one percent (1%) of the principal balance of the Note, a $500.00 processing fee, and all of Lender’s expenses incurred in connection with such transfer (including, but not limited to reasonable attorneys’ fees and expenses), the approval by a Rating Agency of the proposed transferee, the proposed transferee’s continued compliance with the covenants set forth in this Security Instrument, or such other conditions as Lender shall determine in its sole discretion to be in the interest of Lender. All of Lender’s expenses incurred and the $500.00 processing fee shall be payable by Borrower whether or not Lender consents to the transfer. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Borrower’s sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property without Lender’s consent. This provision shall apply to every sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property regardless of whether voluntary or not, or whether or not Lender has consented to any previous sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property.

ARTICLE 8 - PREPAYMENT

Section 8.1 PREPAYMENT BEFORE EVENT OF DEFAULT. The Debt may be prepaid only in strict accordance with the express terms and conditions of the Note including the payment of any prepayment premium or consideration.

Section 8.2 PREPAYMENT AFTER EVENT OF DEFAULT. If a Default Prepayment (as defined below) occurs, Borrower shall pay to Lender the entire Debt, including, without limitation, the sums referred to in Article 5 of the Note, if any, as if such payment were a voluntary prepayment referred to in such Article 5. For purposes of this Section 8.2, the term “Default Prepayment” shall mean a prepayment of the principal amount of the Note made after the occurrence of any Event of Default or an acceleration of the Maturity Date under any circumstances, including, without limitation, a prepayment occurring in connection with reinstatement of this Security Instrument provided by statute under foreclosure proceedings or exercise of a power of sale, any statutory right of redemption exercised by Borrower or any other party having a statutory right to redeem or prevent foreclosure, any sale in foreclosure or under exercise of a power of sale or otherwise.

ARTICLE 9 - DEFAULT

Section 9.1             EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(a)             if any portion of the Debt is not paid when due and continues for a period of ten (10) days after notice thereof by Lender, provided, however, Lender shall not be obligated to provide more than two (2) such notices in any continuous twelve (12) month period during the term of the Loan with respect to any failure by Borrower to make any payment of interest or principal due under the Note;

(b)             if the entire Debt is not paid on or before the Maturity Date or the Extended Maturity Date, as the case may be;

(c)             if any of the Taxes or Other Charges is not paid when the same is due and payable and continues for a period of ten (10) days after notice thereof by Lender, except to the extent sums sufficient to pay such Taxes and Other Charges have been deposited with Lender in accordance with the terms of this Security Instrument;

(d)             if the Policies are not kept in full force and effect, or if the Policies are not delivered to Lender upon request;

(e)             if Borrower violates or does not comply with any of the provisions of Section 3.7 or Article 11 within thirty (15) days after notice from Lender or if Borrower violates or does not comply with any of the provisions of Article 7;

(f)            if any representation or warranty of Borrower, any Indemnitor or any person guaranteeing payment of the Debt or any portion thereof or performance by Borrower of any of the terms of this Security Instrument (a “Guarantor”), or any director, member, general partner, principal or beneficial owner of any of the foregoing, made herein or in the Environmental Indemnity (as defined below) or any guaranty, or in any certificate, report, financial statement or other instrument or document furnished to Lender shall have been false or misleading in any material respect when made;

(g)             if (i) Borrower or any Guarantor or Indemnitor shall commence any case,

proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Borrower or any managing member or general partner of Borrower, or any Guarantor or Indemnitor shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Borrower or any managing member or general partner of Borrower, or any Guarantor or Indemnitor any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) Borrower or any director, managing member or general partner of Borrower, or any Guarantor or Indemnitor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i) or (ii) above; or (iv) Borrower or any managing member or general partner of Borrower, or any Guarantor or Indemnitor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

(h)             if (i) a writ of execution or attachment or any similar process shall be issued or levied against all or any part of, or interest in the Property, any of the Borrower’s other properties or assets (collectively, the “Other Borrower Assets”) or any Guarantor’s or any Indemnitor’s properties or assets, or any judgment involving monetary damages shall be entered against Borrower which shall become a lien on all or any part of, or interest in the Property or any Other Borrower Assets, or entered against any Guarantor or any Indemnitor which shall become a lien on all or any part of, or interest in such Guarantor’s or Indemnitor’s properties or assets, and an appeal shall not be taken and actively prosecuted with respect to such judgment within thirty (30) days of its entry, or such execution, attachment or similar process shall not be released, bonded, satisfied, vacated or stayed within sixty (60) days after its entry or levy, and with respect to the Other Borrower Assets only, said writ of execution, attachment levy or judgment shall involve monetary damages aggregating more than $50,000,00; or (ii) Borrower or any director, managing member or general partner of Borrower, or any Guarantor or Indemnitor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i) above;

(i)              if Borrower or any other person or entity shall be in default under the Note, the Loan Agreement or the other Loan Documents or under any other mortgage, instrument, deed of trust, deed to secure debt or other security agreement covering any part of the Property whether it be superior or junior in lien to this Security Instrument, or otherwise executed and delivered in connection with the Note, the Loan Agreement, or the other Loan Documents or the loan evidenced and secured thereby;

(j)              if Borrower shall be in default under the Bloomfield Mortgage (as hereinafter defined) and any and all documents executed in connection with the Bloomfield

Mortgage;

(k)             if the Property becomes subject to any mechanic’s, materialman’s or other lien other than a lien for local real estate taxes and assessments not then due and payable and the lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of sixty (60) days or if the same is not fully insured to the satisfaction of Lender by the title company insuring the lien of this Security Instrument;

(l)              if any federal tax lien is filed against Borrower, any Guarantor, any Indemnitor or the Property and same is not discharged of record within thirty (30) days after same is filed;

(m)            if any condemnation or eminent domain proceeding has been finally concluded and adjudicated which renders the use or occupancy of the Property economically unfeasible;

(n)             if Borrower shall fail to reimburse Lender on demand, with interest calculated at the Default Rate, for all Insurance Premiums or Taxes, together with interest and penalties imposed thereon, paid by Lender pursuant to this Security Instrument;

(o)             if Borrower shall fail to deliver to Lender, within ten (10) days after request by Lender, the estoppel certificates required pursuant to the terms of Subsections 6.4(a) and (c);

(p)             if Borrower shall fail to deliver to Lender, within ten (10) days after request by Lender, the statements referred to in Section 3.11 in accordance with the terms thereof;

(q)             if any default occurs under that certain environmental indemnity agreement dated the date hereof given by Borrower and the Guarantor (at times hereinafter and hereinbefore collectively referred to as “Indemnitor”) to Lender (the “Environmental Indemnity”) and such default continues after the expiration of applicable notice and grace periods, if any;

(r)              [intentionally omitted];

(s)             if the Borrower shall have entered into any secondary financing, guaranteed any other loan, other than trade payables in the ordinary course of its business which are paid within thirty (30) days of when due, or shall have consented to the placing of any lien, mortgage or other encumbrance upon the Property without the prior written consent of Lender. Notwithstanding the foregoing, the Borrower may take on additional indebtedness or guarantees unrelated to the Property without the prior written consent of Lender provided Borrower is not in default under the Note, the Loan Agreement, this Mortgage, the Bloomfield Mortgage or the other Loan Documents at the time of the initial closing of such indebtedness. If Borrower is in default under the Note, the Loan Agreement, this Mortgage, the Bloomfield Mortgage or the other Loan Documents, Lender’s prior written consent shall be required, which consent can be withheld for any reason or no reason;

(t)              the dissolution or the sale, assignment, hypothecation, gift or other transfer of all or substantially all of the assets of Borrower;

(u)             any failure of Borrower to adhere to any governmental rules or regulations after notice from Lender or any applicable governmental authority and beyond the same cure periods as provide in Subsection 9.1(x) hereof;

(v)             if Borrower shall be in a declared default in the payment of any indebtedness for borrowed money, including without limitation, any other indebtedness owed to Lender, or shall be in a declared default in the performance of any term, covenant, condition or agreement of any such indebtedness if the effect of such default would be that the holder of such indebtedness elects to accelerate the maturity thereof, provided, however, that any declared default with respect to non-recourse mortgage obligations of Borrower which is held by any other party or parties other than Lender shall not constitute an Event of Default hereunder;

(w)            the sale, transfer, encumbrance, conveyance or assignment of the Property, directly or indirectly, except as permitted under Section 16 of the Loan Agreement; or

(x)             if for more than ten (10) days after notice from Lender, Borrower shall continue to be in default under any other term, covenant or condition of the Note, the Loan Agreement, this Security Instrument or the Other Security Documents in the case of any default which can be cured by the payment of a sum of money or for thirty (30) days after notice from Lender in the case of any other default, provided that if such default cannot be cured within such thirty (30) day period and Borrower shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such default, it being agreed, however, that no such extension shall be for a period in excess of ninety (90) days.

Section 9.2 LATE PAYMENT CHARGE. If any monthly installment of principal and interest is not paid on or prior to the tenth (10th) day after the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid portion of the outstanding monthly installment of principal and interest then due or the maximum amount permitted by applicable law, to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment, and such amount shall be secured by this Security Instrument and the Other Security Documents.

Section 9.3 DEFAULT INTEREST RATE. Upon the occurrence of an Event of Default and its continuing beyond any applicable notice, grace or cure periods, Lender shall be entitled to receive and Borrower shall pay interest on the entire unpaid principal balance of the Note at a rate that is the lesser of twenty-one percent (21%) per annum or the maximum rate permitted by applicable law (the “Default Rate”). The Default Rate shall be computed from the occurrence of the Event of Default until the earlier of (i) the date prior to the day upon which the Event of Default is cured or (ii) the date upon which the Debt is paid in full. Interest calculated at the Default Rate shall be added to the Debt, and shall be deemed secured by this Mortgage.

ARTICLE 10 - RIGHTS AND REMEDIES

Section 10.1 REMEDIES. Upon the occurrence of any Event of Default, Borrower agrees that Lender may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender:

(a)             declare the entire unpaid Debt to be immediately due and payable;

(b)             institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable provision of law in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner. It is expressly acknowledged and agreed that the Default Rate shall be in effect at all times after an Event of Default shall have occurred and be continuing until the full principal amount of the Debt shall have been finally and indefeasibly paid in full, and that such Default Rate shall continue in effect after the entry of any money judgment or decree or other judgment or decree which may be entered in any action or proceeding under this Security Instrument, the Loan Agreement or the Note (including any deficiency proceeding) notwithstanding any provision of law or rule providing for post-judgment interest at a lower rate, unless interest at the higher rate provided for herein shall be expressly prohibited by specific provision of any applicable statute, rule or regulation of the State of Connecticut. It is further expressly agreed and acknowledged by Borrower that the Default Rate shall apply to any such judgment or decree until the final and indefeasible payment in full of all amounts due under such judgment or decree is received by Lender. As such, the Default Rate shall survive the entry of any such judgment or decree and any merger, or claim of merger, of the Note, the Loan Agreement or this Mortgage into any such judgment or decree.

(c)             with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to the continuing lien and security interest of this Security Instrument for the balance of the Debt not then due, unimpaired and without loss of priority;

(d)             sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entity or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

(e)           institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note, the Loan Agreement or in the Other Security Documents;

(f)            recover judgment on the Note either before, during or after any proceedings for the enforcement of this Security Instrument or the Other Security Documents;

(g)           apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Borrower, any Guarantor, Indemnitor or of any person, firm or other entity liable for the payment of the Debt;

(h)           subject to any applicable law, the license granted to Borrower under Section 1.2 shall automatically be revoked and Lender may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Borrower and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Borrower agrees to surrender possession of the Property and of such books, records and accounts to Lender upon demand, and thereupon Lender may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Lender deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Borrower with respect to the Property, whether in the name of Borrower or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof, (v) require Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Borrower; (vi) require Borrower to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise; and (vii) apply the receipts from the Property to the payment of the Debt, in such order, priority and proportions as Lender shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable attorneys’ fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, Insurance Premiums and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Lender, its counsel, agents and employees;

(i)            exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of the Personal Property or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Personal Property, and (ii) request Borrower at Borrower’s expense to assemble the Personal Property and make it available to Lender at a convenient place acceptable to Lender. Any notice of sale, disposition or other intended action by Lender with respect to the Personal Property sent to Borrower in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Borrower;

(j)            apply any sums then deposited in the Escrow Fund and any other sums held in escrow or otherwise by Lender in accordance with the terms of this Security Instrument or any Other Security Document to the payment of the following items in any order in its sole and absolute discretion:

(i)                Taxes and Other Charges;

(ii)           Insurance Premiums;

(iii)          Interest on the unpaid principal balance of the Note;

(iv)             Amortization of the unpaid principal balance of the Note;

(v)              All other sums payable pursuant to the Note, the Loan Agreement, this Security Instrument and the Other Security Documents, including without limitation advances made by Lender pursuant to the terms of this Security Instrument;

(k)           surrender the Policies maintained pursuant to Article 3 hereof, collect the unearned Insurance Premiums and apply such sums as a credit on the Debt in such priority and proportion as Lender in its discretion shall deem proper, and in connection therewith, Borrower hereby appoints Lender as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Borrower to collect such Insurance Premiums;

(l)            pursue such other remedies as Lender may have under applicable law; or

(m)          apply the undisbursed balance of any Net Proceeds Deficiency deposit, together with interest thereon, to the payment of the Debt in such order, priority and proportions as Lender shall deem to be appropriate in its discretion.

In the event of a sale, by foreclosure, power of sale, or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority. Notwithstanding the provisions of this Section 10.1 to the contrary, if any Event of Default as described in clause (i) or (ii) of Subsection 9.1(g) shall occur, the entire unpaid Debt shall be automatically due and payable, without any further notice, demand or other action by Lender.

Section 10.2 APPLICATION OF PROCEEDS. The purchase money, proceeds and avails of any disposition of the Property, or any part thereof, or any other sums collected by Lender pursuant to the Note, the Loan Agreement, this Security Instrument or the Other Security Documents, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper.

Section 10.3 RIGHT TO CURE DEFAULTS. Upon the occurrence of any Event of Default or if Borrower fails to make any payment or to do any act as herein provided, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, make or do the same in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Section 10.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate, for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the Other Security Documents and shall be immediately due and payable upon demand by Lender therefor.

Section 10.4 ACTIONS AND PROCEEDINGS. Lender has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its discretion, decides should be brought to protect its interest in the Property.

Section 10.5 RECOVERY OF SUMS REQUIRED TO BE PAID. Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.

Section 10.6 OTHER RIGHTS, ETC.

(a)           The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Borrower shall not be relieved of Borrower’s obligations hereunder by reason of (i) the failure of Lender to comply with any request of Borrower, any Guarantor or any Indemnitor to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note, the Loan Agreement or the Other Security Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, the Loan Agreement, this Security Instrument or the Other Security Documents.

(b)           It is agreed that the risk of loss or damage to the Property is on Borrower, and Lender shall have no liability whatsoever for decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Lender shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or collateral not in Lender’s possession.

(c)           Lender may resort for the payment of the Debt to any other security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose this Security Instrument. The rights of Lender under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

Section 10.7 RIGHT TO RELEASE ANY PORTION OF THE PROPERTY. Lender may release any portion of the Property for such consideration as Lender may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.

Section 10.8 VIOLATION OF LAWS. If the Property is not in compliance with Applicable Laws, Lender may impose additional requirements upon Borrower in connection herewith including, without limitation, monetary reserves or financial equivalents.

Section 10.9 RECOURSE AND CHOICE OF REMEDIES. Notwithstanding any other provision of this Security Instrument, Lender and other Indemnified Parties (as defined in Section 12.1 below) are entitled to enforce the obligations of Borrower, Guarantor and Indemnitor contained in Section 12.2 and in the Environmental Indemnity without first resorting to or exhausting any security or collateral and without first having recourse to the Note or any of the Property, through foreclosure or acceptance of a deed in lieu of foreclosure or otherwise, and in the event Lender commences a foreclosure action against the Property, Lender is entitled to pursue a deficiency judgment with respect to such obligations against Borrower, any Guarantor or Indemnitor. The liability of Borrower, Guarantor and Indemnitor is not limited to the original principal amount of the Note. Notwithstanding the foregoing, nothing herein shall inhibit or prevent Lender from foreclosing pursuant to this Security Instrument or exercising any other rights and remedies pursuant to the Note, the Loan Agreement, this Security Instrument and the Other Security Documents, whether simultaneously with foreclosure proceedings or in any other sequence. A separate action or actions may be brought and prosecuted against Borrower, whether or not action is brought against any other person or entity or whether or not any other person or entity is joined in the action or actions. In addition, Lender shall have the right but not the obligation to join and participate in, as a party if it so elects, any administrative or judicial proceedings or actions initiated in connection with any matter addressed in Article 11 or in the Environmental Indemnity.

Section 10.10 RIGHT OF ENTRY. Lender and its agents shall have the right to enter and inspect the Property at all reasonable times.

ARTICLE 11 - ENVIRONMENTAL HAZARDS

Section 11.1 ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants, that to the best of its knowledge and based upon information that Borrower knows or should reasonably have known (a) there are no Hazardous Substances (as defined below) or underground storage tanks in, on, or under the Property, except those that are both (i) in compliance with Environmental Laws (as defined below) and with permits issued pursuant thereto and (ii) fully disclosed to Lender in writing pursuant to the written reports resulting from the environmental assessments of the Property delivered to Lender (the “Environmental Report”); (b) there are no past, present or threatened Releases (as defined below) of Hazardous Substances in, on, under or from the Property except as described in the Environmental Report; (c) there is no threat of any Release of Hazardous Substances migrating to the Property except as described in the Environmental Report; (d) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property except as described in the Environmental Report; (e) Borrower does not know of, and has not received, any written or oral notice or other communication from any person or entity (including, but not limited to, a governmental entity) relating to Hazardous Substances or Remediation (as defined below) thereof, of possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; and (f) Borrower has truthfully and fully provided to Lender, in writing, any and all information relating to conditions in, on, under or from the Property that is known to Borrower and that is contained in Borrower’s files and records, including, but not limited to, any reports relating to Hazardous Substances in, on, under or from the Property or to the environmental condition of the Property. “Environmental Law” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, relating to liability for or costs of Remediation or prevention of Releases of Hazardous Substances or relating to liability for or costs of other actual or threatened danger to human health or the environment. “Environmental Law” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including, but not limited to, Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. “Environmental Law” also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law; conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the property; requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Property to any governmental authority or other person or entity, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to the Property; and relating to wrongful death, personal injury, or property or other damage in connection with any physical condition or use of the Property. “Hazardous Substances” include but are not limited to any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including, but not limited to, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives. “Release” of any Hazardous Substance includes but is not limited to any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances. “Remediation” includes but is not limited to any response, remedial, removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance, any actions to prevent, cure or mitigate any Release of any Hazardous Substance, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances or to anything referred to in Article 12.

Section 11.2 ENVIRONMENTAL COVENANTS. Borrower covenants and agrees that: (a) all uses and operations on or of the Property, whether by Borrower or any other person or entity, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Substances in, on, under or from the Property; (c) there shall be no Hazardous Substances in, on, or under the Property, except those that are both (i) in compliance with all Environmental Laws and with permits issued pursuant thereto and (ii) fully disclosed to Lender in writing; (d) Borrower shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other person or entity (the “Environmental Liens”); (e) Borrower shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section 11.3 below, including, but not limited to, providing all relevant information and making knowledgeable persons available for interviews; (f) Borrower shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable written request of Lender (including, but not limited to, sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas), and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (g) Borrower shall, at its sole cost and expense, comply with all reasonable written requests of Lender to (i) reasonably effectuate Remediation of any condition (including, but not limited to, a Release of a Hazardous Substance) in, on, under or from the Property; (ii) comply with any Environmental Law; (iii) comply with any directive from any governmental authority; and (iv) take any other reasonable action necessary or appropriate for protection of human health or the environment; (h) Borrower shall not do or allow any tenant or other user of the Property to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any person or entity (whether on or off the Property), impairs or may impair the value of the Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Property; and (i) Borrower shall immediately notify Lender in writing of (A) any presence or Releases or threatened Releases of Hazardous Substances in, on, under, from or migrating towards the Property; (B) any noncompliance with any Environmental Laws related in any way to the Property; (C) any actual or potential Environmental Lien; (D) any required or proposed Remediation of environmental conditions relating to the Property; and (E) any written or oral notice or other communication which Borrower becomes aware from any source whatsoever (including, but not limited to, a governmental entity) relating in any way to Hazardous Substances or Remediation thereof, possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with the

Property, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Article. Any failure of Borrower to perform its obligations pursuant to this Section 11.2 shall constitute bad faith waste with respect to the Property.

Section 11.3 LENDER’S RIGHTS. Lender and any other person or entity designated by Lender, including, but not limited to, any receiver, any representative of a governmental entity, and any environmental consultant, shall have the right, but not the obligation, to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including, but not limited to, conducting any environmental assessment or audit (the scope of which shall be determined in Lender’s sole and absolute discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing. Borrower shall cooperate with and provide access to Lender and any such person or entity designated by Lender.

ARTICLE 12 — INDEMNIFICATION

Section 12.1 GENERAL INDEMNIFICATION. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement, punitive damages, foreseeable and unforeseeable consequential damages, of whatever kind or nature (including, but not limited to, attorneys’ fees and other costs of defense) (collectively, the “Losses”) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) ownership of this Security Instrument, the Property or any interest therein or receipt of any Rents, except in connection with any Losses to the extent caused by the gross negligence or willful misconduct of Lender; (b) any amendment to, or restructuring of, the Debt, and the Note, the Loan Agreement, this Security Instrument, or any Other Security Documents, except in connection with any Losses to the extent caused by the gross negligence or willful misconduct of Lender; (c) any and all lawful action that may be taken by Lender in connection with the enforcement of the provisions of this Security Instrument or the Note, the Loan Agreement or any of the Other Security Documents, whether or not suit is filed in connection with same, or in connection with Borrower, any Guarantor or Indemnitor or any member, partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (d) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (e) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (f) any failure on the part of Borrower to perform or be in compliance with any of the terms of this Security Instrument; (g) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof, (h) the failure of any person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with this Security Instrument, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Security Instrument is made; (i) any failure of the Property to be in compliance with any Applicable Laws; (j) the enforcement by any Indemnified Party of the provisions of this Article 12; (k) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (1) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the Loan evidenced by the Note, the Loan Agreement and secured by this Security Instrument; or (m) any misrepresentation made by Borrower in this Security Instrument or any Other Security Document. Any amounts payable to Lender by reason of the application of this Section 12,1 shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid. For purposes of this Article 12, the term “Indemnified Parties” means Lender, any person or entity who is or will have been involved in the servicing of the Loan, any person or entity in whose name the encumbrance created by this Security Instrument is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to, Investors or prospective Investors in the Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other person or entity who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Property, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business).

Section 12.2 MORTGAGE AND INTANGIBLE TAX. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making or recording of this Security Instrument, the Note, the Loan Agreement or any of the Other Security Documents.

Section 12.3 DUTY TO DEFEND, ATTORNEYS’ FEES AND OTHER FEES AND EXPENSES. Upon written request by any Indemnified Party, Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding. Upon demand, Borrower shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

ARTICLE 13 - WAIVERS

Section 13.1 WAIVER OF COUNTERCLAIM. Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with this Security Instrument, the Note, the Loan Agreement, any of the Other Security Documents, or the Obligations.

Section 13.2 MARSHALLING AND OTHER MATTERS. Borrower hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by Applicable Law.

Section 13.3 WAIVER OF NOTICE. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Security Instrument specifically and expressly provides for the giving of notice by Lender to Borrower and except with respect to matters for which Lender is required by Applicable Law to give notice, and Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 13.4 WAIVER OF STATUTE OF LIMITATIONS. Borrower hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its Other Obligations.

Section 13.5 SOLE DISCRETION OF LENDER. Wherever pursuant to this Security Instrument (a) Lender exercises any right given to it to approve or disapprove, (b) any arrangement or term is to be satisfactory to Lender, or (c) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

Section 13.6 SURVIVAL. The indemnifications made pursuant to Subsections 12.2 and 12.3 and the representations and warranties, covenants, and other obligations arising under Article 11, shall continue indefinitely in full force and effect and shall survive and shall in no way be impaired by: any satisfaction or other termination of this Security Instrument, any assignment or other transfer of all or any portion of this Security Instrument or Lender’s interest in the Property (but, in such case, shall benefit both Indemnified Parties and any assignee or transferee), any exercise of Lender’s rights and remedies pursuant hereto including, but not limited to, foreclosure or acceptance of a deed in lieu of foreclosure, any exercise of any rights and remedies pursuant to the Note or any of the Other Security Documents, any transfer of all or any portion of the Property (whether by Borrower or by Lender following foreclosure or acceptance of a deed in lieu of foreclosure or at any other time), any amendment to this Security Instrument, the Note, the Loan Agreement or the Other Security Documents, and any act or omission that might otherwise be construed as a release or discharge of Borrower from the obligations pursuant hereto.

SECTION 13.7 WAIVER OF TRIAL BY JURY. BORROWER

HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THE NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THE NOTE, THE LOAN AGREEMENT, THIS SECURITY INSTRUMENT OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

ARTICLE 14 - NOTICES

Section 14.1 NOTICES. All notices shall be in writing and shall be deemed to have been properly given (i) upon delivery, if delivered in person, (ii) one (1) Business Day (as defined below) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Borrower:		Griffin Land & Nurseries, Inc.
One Rockefeller Plaza, Suite 2301
New York, New York 10020
Attention: Mr. Frederick M. Danziger
President and Chief Executive Officer

With a copy to:		Imperial Nurseries, Inc,
90 Salmon Brook Street
Granby, Connecticut 06035
	Attention:	Mr. Anthony J. Galici
Vice President and Chief Financial Officer

and		Murtha Cullina LLP
CityPlace I, 185 Asylum Street
Hartford, Connecticut 06103-3469
Attention: Thomas M. Daniells, Esq.

If to Lender:		Doral Bank, FSB
623 Fifth Avenue
New York, New York 10022
Attention: Mortgage Servicing Department

with a copy to:	Granoff, Walker & Forlenza, P.C.
747 Third Avenue, Suite 4C
New York, New York 10017
Attention: Lee A. Forlenza, Esq.,

or addressed as such party may from time to time designate by written notice to the other parties.

Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

For purposes of this Subsection, “Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in New York, New York.

ARTICLE 15 - SERVICE OF PROCESS; JURISDICTION

Section 15.1 CONSENT TO SERVICE. Borrower will maintain a place of business or an agent for service of process in the State of Connecticut and give prompt notice to Lender of the address of such place of business and of the name and address of any new agent appointed by it, as appropriate. Borrower further agrees that the failure of its agent for service of process to give it notice of any service of process will not impair or affect the validity of such service or of any judgment based thereon. If, despite the foregoing, there is for any reason no agent for service of process of Borrower available to be served, and if it at that time has no place of business in the State of Connecticut, then Borrower irrevocably consents to service of process by registered or certified mail, postage prepaid, to it at its address given in or pursuant to the first paragraph hereof

Section 15.2 SUBMISSION TO JURISDICTION. With respect to any claim or action arising hereunder or under the Note, the Loan Agreement or the Other Security Documents, Borrower (a) irrevocably submits to the nonexclusive jurisdiction of the courts of the State of New York in New York County or in the State of Connecticut in the county in which the Land is situated, the United States District Court for the Southern District of New York or for the judicial district in which the Land is situated and appellate courts from any thereof, and (b) irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating to this Security Instrument brought in any such court, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

ARTICLE 16 - APPLICABLE LAW

Section 16.1 CHOICE OF LAW.   THIS SECURITY INSTRUMENT SHALL BE DEEMED TO BE A CONTRACT ENTERED INTO PURSUANT TO THE LAWS OF THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, PROVIDED, HOWEVER, THAT WITH RESPECT TO THE CREATION, VALIDITY, ATTACHMENT, PERFECTION, PRIORITY AND ENFORCEMENT OF THE LIEN OF THIS SECURITY INSTRUMENT, AND THE DETERMINATION OF DEFICIENCY OF JUDGMENTS, THE LAWS OF THE STATE WHERE THE LAND IS SITUATED SHALL APPLY.

Section 16.2 USURY LAWS This Security Instrument and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the Debt at a rate which could subject the holder of the Note to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Security Instrument, the Loan Agreement or the Note, Borrower is at any time required or obligated to pay interest on the Debt at a rate in excess of such maximum rate, the rate of interest under this Security Instrument, the Loan Agreement and the Note shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Note. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.

Section 16.3 PROVISIONS SUBJECT TO APPLICABLE LAW. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any Applicable Law. If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby.

ARTICLE 17 - SECONDARY MARKET

Section 17.1 TRANSFER OF LOAN.  Lender may, at any time, sell, transfer or assign the Note, the Loan Agreement, this Security Instrument and the Other Security Documents, and any or all servicing rights with respect thereto, or grant participations therein (the “Participations”) or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the “Securities”). Lender may forward to each purchaser, transferee, assignee, servicer, participant, or investor in such Participations or Securities (collectively, the “Investor”) or any Rating Agency rating such Securities and each prospective Investor, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Borrower, any Guarantor, any Indemnitor(s) and the Property, whether furnished by Borrower, any Guarantor, any Indemnitor(s) or otherwise, as Lender determines necessary or desirable. Borrower, any Guarantor and any Indemnitor agree to cooperate with Lender in connection with any transfer made or any Securities created pursuant to this Section, including, without limitation, the delivery of an estoppel certificate required in accordance with Subsection 6.4(c) hereof and such other documents as may be reasonably requested by Lender. Borrower shall also furnish and Borrower, any Guarantor and any Indemnitor consent to Lender furnishing to such Investors or such prospective Investors or such Rating Agency any and all information concerning the Property, the Leases, the financial condition of Borrower, any Guarantor and any Indemnitor as may be requested by Lender, any Investor, any prospective Investor or any Rating Agency in connection with any sale, transfer, Participations or Securities, provided the disclosure of such information does not violate any applicable federal securities law, rule or regulation.

ARTICLE 18 - COSTS

Section 18.1 PERFORMANCE AT BORROWER’S EXPENSE. Borrower acknowledges and confirms that Lender shall impose certain administrative processing or commitment fees in connection with (a) the extension, renewal, modification, amendment and termination of the Loan, (b) the release or substitution of collateral therefor, (c) obtaining certain consents, waivers and approvals with respect to the Property, or (d) the review of any Lease or proposed Lease or the preparation or review of any subordination, non-disturbance agreement (the occurrence of any of the above shall be called an “Event”). Borrower further acknowledges and confirms that it shall be responsible for the payment of all costs of reappraisal of the Property or any part thereof, whether required by law, regulation, Lender or any governmental or quasi-governmental authority. Borrower hereby acknowledges and agrees to pay, immediately, with or without demand, all such fees (as the same may be increased or decreased from time to time), and any additional fees of a similar type or nature which may be imposed by Lender from time to time, upon the occurrence of any Event or otherwise. Wherever it is provided for herein that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, all legal fees and disbursements of Lender, whether with respect to external or in-house counsel, whether or not suit is brought.

Section 18.2 ATTORNEYS’ FEES FOR ENFORCEMENT. (a) Borrower shall pay all legal fees incurred by Lender in connection with (i) the preparation of the Note, the Loan Agreement, this Security Instrument and the Other Security Documents and (ii) the items set forth in Section 18.1 above, and (b) Borrower shall pay to Lender on demand any and all expenses, including legal expenses and attorneys’ fees, incurred or paid by Lender in protecting its interest in the Property or Personal Property or in collecting any amount payable hereunder or under the Note or in enforcing its rights hereunder, including by way of foreclosure proceeding, with respect to the Property or Personal Property, whether or not any legal proceeding is commenced hereunder or thereunder and whether or not any default or Event of Default shall have occurred and is continuing, together with interest thereon at the Default Rate from the date paid or incurred by Lender until such expenses are paid by Borrower.

ARTICLE 19 - DEFINITIONS

Section 19.1 GENERAL DEFINITIONS. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word “Borrower” shall mean “each Borrower and any subsequent owner or owners of the Property or any part thereof or any interest therein,” the word “Lender” shall mean “Lender and any subsequent holder of the Note,” the word “Note” shall mean “the Note and any other evidence of indebtedness secured by this Security Instrument,” the word “person” shall include an individual, corporation, partnership, limited liability company, trust, unincorporated association, government, governmental authority, and any other entity, the word “Property” shall include any portion of the Property and any interest therein, and the phrases “attorneys’ fees” and “counsel fees” shall include any and all attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder, including, but not limited to, foreclosure proceeding.

ARTICLE 20 - MISCELLANEOUS PROVISIONS

Section 20.1 No ORAL CHANGE. This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Section 20.2 LIABILITY If Borrower consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Security Instrument shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

Section 20.3 INAPPLICABLE PROVISIONS. If any term, covenant or condition of the Note, the Loan Agreement or this Security Instrument is held to be invalid, illegal or unenforceable in any respect, the Note, the Loan Agreement and this Security Instrument shall be construed without such provision.

Section 20.4 HEADINGS, ETC. The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Section 20.5 DUPLICATE ORIGINALS, COUNTERPARTS. This Security Instrument may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Security Instrument may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Security Instrument. The failure of any party hereto to execute this Security Instrument, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

Section 20.6 NUMBER AND GENDER. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

Section 20.7 SUBROGATION. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Lender shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the repayment of the Debt, the performance and discharge of Borrower’s obligations hereunder, under the Note, the Loan Agreement and the Other Security Documents and the performance and discharge of the Other Obligations.

Section 20.8 BLOOMFIELD MORTGAGE. The Debt is also secured by that certain open-end mortgage and security agreement (the “Bloomfield Mortgage”), dated as of the date hereof, in the principal amount of up to $12,500,000.00, executed by Borrower in favor of Lender, encumbering certain property located at 29-35 Griffin Road South, Bloomfield, Connecticut; 204, 206, 210, 310, 320, 330 and 340 West Newberry Road, Bloomfield, Connecticut and 55 Griffin Road South, Bloomfield, Connecticut, as more particularly described therein (the “Bloomfield Property”), and intended to be recorded in the Office of the Town Clerk of Bloomfield, Hartford County, State of Connecticut. Borrower covenants to comply with all of the terms, covenants and conditions of the Bloomfield Mortgage, and agrees that any default under the Bloomfield Mortgage shall be a default under this Security Instrument. If there shall be a default in any sums due under the Bloomfield Mortgage, or in the payment of real estate taxes, water rates, sewer rents, assessments or ground rents, or any other liens encumbering the Bloomfield Property, Lender shall have the right, but not the obligation, to pay the same and any amounts so paid shall bear interest as calculated in this Security Instrument and shall be secured by this Security Instrument.

Section 20.9 REVOLVING LINE OF CREDIT LOAN AGREEMENT. This Security Instrument is subject to all of the terms, covenants and conditions of a certain revolving line of credit loan agreement, dated as of the date hereof, between Borrower and Lender (the “Loan Agreement”), which Loan Agreement is by this reference incorporated herein. The proceeds of the revolving line of credit loan secured hereby and by the Bloomfield Mortgage are to be advanced or re-advanced by Lender to Borrower solely in accordance with the Loan Agreement. Borrower shall perform and comply with all of the terms, covenants and conditions of the Loan Agreement and agrees that any default under the Loan Agreement shall be a default under this Security Instrument. All advances or re-advances made and all indebtedness arising and accruing under the Loan Agreement from time to time shall be secured hereby and by the Bloomfield Mortgage. In the event of any conflict or ambiguity between the terms of this Mortgage and the Loan Agreement, the terms which shall enlarge the rights and remedies of Lender and the interest of Lender in the Property, afford Lender greater financial security in the Property and better assure payment of the Debt in full, shall control.

Section 20.10 RECITALS, The above recitals are incorporated herein and made a part hereof.

ARTICLE 21 - SPECIAL CONNECTICUT PROVISIONS

Section 21.1 MATURITY DATE AND EXTENDED MATURITY DATE. The Note is payable no later than May 1, 2013 or, if extended in accordance with the Loan Agreement, May 1, 2014.

Section 21.2 FUTURE ADVANCES. This is an “OPEN-END MORTGAGE” and the holder hereof shall have all the rights, powers and protection to which the holder of an OPEN-END MORTGAGE is entitled. Upon request of the Borrower and subject to the terms of the Loan Agreement, the Lender, in whole or in part, may make future advances to the Borrower. Such future advances, with interest thereon, made in accordance with the Loan Agreement and evidenced by the Note shall be secured by this Mortgage and by the Bloomfield Mortgage. At no time shall the principal amount of the indebtedness secured by this Mortgage exceed Twelve Million Five Hundred Thousand and 00/100 Dollars ($12,500,000.00), which is the full amount authorized and the original amount of the Note secured hereby. Under no circumstances shall Lender be obligated to make any future advances or re-advances which will result in an unpaid principal balance in excess of the above-stated maximum amount to be secured by this Mortgage and the Bloomfield Mortgage.

Section 21.2 NOTE AND LOAN AGREEMENT. The Note and Loan Agreement are on file in the offices of Lender and shall be made available for inspection upon request.

ARTICLE 22 — PARTIAL RELEASE/SUBSTITUTE PROPERTY

Section 22.1 PARTIAL RELEASE AND SUBSTITUTE PROPERTY.  Subject to the strict compliance of the express terms and conditions contained in the Loan Agreement, Borrower shall be entitled to: (i) receive a partial release of certain Land from the lien of this Mortgage, and (ii) either simultaneously with or some time after any release, add certain other real property owned by Borrower and provide Lender with a first mortgage lien on such real property as additional collateral to secure the Loan.

ARTICLE 23 — ADDITIONAL SPECIAL PROVISIONS

Section 23.1 COMPLIANCE WITH ANTI-TERRORISM, EMBARGO, SANCTIONS AND ANTI-MONEY LAUNDERING LAWS.

(a)           Borrower shall comply with all Requirements of Law (as defined herein) relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect. Upon the Lender’s written request from time to time during the term of the loan evidenced by the Note, Borrower shall certify in writing to the Lender that Borrower’s representations, warranties and obligations under this Section 23.1 remain true and correct and have not been breached. Borrower shall immediately notify the Lender in writing if any of such representations, warranties or covenants are no longer true or have been breached or if Borrower has a reasonable basis to believe that they may no longer be true or have been breached. In connection with such an event, Borrower shall comply with all Requirements of Law and directives of Governmental Authorities (as defined herein) and, at the Lender’s written request, provide to the Lender copies of all notices, reports and other communications exchanged with, or received from, Governmental Authorities relating to such an event. Borrower shall also reimburse the Lender any expense incurred by the Lender in evaluating the effect of such an event on the loan evidenced by the Note and the Lender’s interest in the collateral for the loan evidenced by the Note, in obtaining any necessary license from Governmental Authorities as may be necessary for the Lender to enforce its rights under this Mortgage, the Loan Agreement, the Note or the Other Security Documents, and in complying with all Requirements of Law applicable to the Lender as a result of the existence of such an event and for any penalties or fines imposed upon the Lender as a result hereof. In connection herewith, “Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government. In connection herewith, “Requirements of Law” means (a) the organizational documents of an entity, and (b) any law, regulation, ordinance, code, decree, treaty, ruling or determination of an arbitrator, court or other Governmental Authority, or any Executive Order issued by the President of the United States, in each case applicable to or binding upon such person or to which such person, any of its property or the conduct of its business is subject including, without limitation, laws, ordinances and regulations pertaining to the zoning, occupancy and subdivision of real property.

(b)             Borrower, and to the best of Borrower’s knowledge, but without independent review or verification, (a) each person owning an interest of 20% or more in Borrower, (b) each Guarantor, (c) the property manager, and (d) each tenant at the Property: (i) is not currently identified on the OFAC List, and (ii) is not a person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction or other prohibition of United States law, regulation or Executive Order of the President of the United States. Borrower has implemented procedures, and will consistently apply those procedures throughout the term of the loan evidenced by the Note, to ensure the foregoing representations and warranties remain true and correct during the term of the Loan. “OFAC List” means the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any Requirements of Law, including, without limitation, trade embargo, economic sanctions or other prohibitions imposed by Executive Order of the President of the United States. The OFAC List currently is accessible through the internet website www.treas.gov/ofac/tllsdn.pdf.

IN WITNESS WHEREOF, THIS SECURITY INSTRUMENT has been executed by Borrower the day and year first above written.

WITNESSES:	GRIFFIN LAND & NURSERIES, INC.,
a Delaware corporation

/s/ Thomas M. Daniells	By:	/s/ Anthony J. Galici
Thomas M. Daniells	Name:	Anthony J. Galici
	Title:	Vice President and Secretary
/s/ Denise M. Boucher
Denise M. Boucher

STATE OF CONNECTICUT )
) ss: Hartford	April 28, 2011
COUNTY OF HARTFORD )

Personally appeared Anthony J. Galici, Vice President and Secretary of Griffin Land & Nurseries, Inc., a Delaware corporation, signer of the foregoing instrument and acknowledged the same to be his free act and deed and the free act of said corporation, before me.

/s/ Thomas M. Daniells
Commissioner of the Superior Court
Thomas M. Daniells

EXHIBIT A

21-25 Griffin Road North, Windsor, Connecticut

THAT CERTAIN PIECE OR PARCEL OF LAND TOGETHER WITH ALL BUILDINGS AND IMPROVEMENTS LOCATED THEREON SITUATED ON THE NORTHERLY SIDE OF GRIFFIN ROAD NORTH IN THE TOWN OF WINDSOR, COUNTY OF HARTFORD, AND STATE OF CONNECTICUT, BEING SHOWN AND DESIGNATED AS “PARCEL 759, 142 SQ. FT., 17.427 ACRES” ON A CERTAIN MAP OR PLAN ENTITLED “BOUNDARY AND TOPOGRAPHIC SURVEY PREPARED FOR GRIFFIN LAND AND NURSERIES, INC. 25 GRIFFIN ROAD NORTH WINDSOR, CONNECTICUT SCALE: 1 IN. = 50 FT. DATE: JULY 24, 2001 ALFORD ASSOCIATES, INC., CIVIL ENGINEERS, WINDSOR, CONNECTICUT.”  SAID.  PIECE OR PARCEL OF LAND IS MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE NORTHERLY LINE OF GRIFFIN ROAD NORTH AT THE NORTHWESTERLY CORNER OF LAND NOW OR FORMERLY OF SOUTHERN NEW ENGLAND TELEPHONE COMPANY AND THE SOUTHWESTERLY CORNER OF THE HEREIN DESCRIBED PARCEL;

THENCE WESTERLY ALONG A CURVE TO THE LEFT 165.73 FEET TO A CONCRETE MONUMENT, SAID CURVE HAVING A RADIUS OF 400.00 FEET AND A DELTA ANGLE OF 23° 44’ 20”;

THENCE N 53° 04’ 37” W, 434.61 FEET TO A CONCRETE MONUMENT;

THENCE WESTERLY ALONG A CURVE TO THE LEFT 315.61 FEET TO A CONCRETE MONUMENT, SAID CURVE HAVING A RADIUS OF 1000.00 FEET AND A DELTA ANGLE OF 18° 05’ 00”;

THENCE N 71° 09’ 37” W, 300.00 FEET TO A POINT; THE FOUR PRECEDING COURSES BEING IN THE NORTHERLY LINE OF GRIFFIN ROAD NORTH;

THENCE N 13° 12’ 40” E, 557.65 FEET TO A POINT;

THENCE S 76° 49’ 37” E, 600.00 FEET TO A POINT; THE TWO PRECEDING COURSES BEING ALONG LAND NOW OR FORMERLY OF RIVER BEND ASSOCIATES, INC.;

THENCE S 50° 31’ 51” E, 397.12 FEET TO A POINT;

THENCE S 57° 57’ 50” E, 264.15 FEET TO A POINT; THE TWO PRECEDING COURSES BEING ALONG LAND NOW OR FORMERLY OF RONCARI INDUSTRIES, INC.;

THENCE S 30° 07’ 05” W, 5.00 FEET TO A POINT;

THENCE S 57° 52’ 50” E, 44.82 FEET TO A POINT; THE TWO PROCEDING COURSES BEING ALONG LAND NOW OR FORMERLY OF GRIFFIN LAND AND NURSERIES, INC.;

THENCE S 20° 11’ 06” W, 602.02 FEET TO A POINT;

THENCE S 53° 03’ 46” E, 18.62 FEET TO A POINT; THE TWO PROCEDING COURSES BEING ALONG LAND NOW OR FORMERLY OF D.M.A.C. LIMITED PARTNERSHIP;

THENCE S 60° 39’ 43” W, 76.79 FEET ALONG LAND NOW OR FORMERLY OF SOUTHERN NEW ENGLAND TELEPHONE COMPANY TO THE POINT OF BEGINNING.

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